Exhibit 99.1

Excel Corporation Divests Operations of Securus Subsidiary to Chyp

Sale Increases Profitability and Expected 2016 Financial Performance

IRVING, Texas, May 02, 2016 (GLOBE NEWSWIRE) -- Excel Corporation (OTCQB:EXCC), a leading provider of integrated financial and transaction processing services to merchants throughout the United States today announced that on April 30, 2016, it sold substantially all of the operations of its wholly-owned subsidiary, Payprotec Oregon dba Securus Payments (“Securus”) to Chyp, LLC (“Chyp”), a newly formed entity created and owned by former Securus founders and executives, Steven Lemma and Mychol Robirds. In connection with the transaction, Chyp executed a three year exclusive preferred marketing agreement with Excel’s subsidiary, eVance Processing Inc. (“eVance”).

Chyp acquired certain assets and substantially all of the operations of Securus, including the sales and marketing operations located in Portland, OR and West Palm Beach, FL. Nearly all of Securus’ approximately 100 employees were hired by Chyp. A small number of key customer service personnel will remain with Securus, in order to assist in the transition of customer care to eVance’s merchant services group in Atlanta, GA. In connection with the purchase agreement, Excel acquired the Company’s Series A Preferred Stock previously held by Mr. Lemma and Mr. Robirds, who will remain significant holders of Excel common stock.

The Company is retaining the current approximately 5,000 merchants and related merchant processing residual portfolio, which generated revenues of approximately $4.5 million in 2015, as well as the Securus related liabilities. As part of its exclusive preferred marketing agreement with eVance, Chyp will board merchants on eVance’s wholesale processing platform. In addition, eVance will provide ongoing services to the Securus portfolio merchants, bringing Excel’s total consolidated merchant base to well over 10,000 merchants.

"The sale to Chyp streamlines our merchant services operations and will allow us to focus our resources and management energy on higher return merchant portfolio acquisitions, while substantially lowering total operating costs," said T. A. “Kip” Hyde, Jr., Excel's CEO. “We expect our 2016 operating income to improve by approximately $3 million as a result of this transaction and should result in positive net income for the year.”

More detailed information, including the transaction agreements will be provided in our Report on Form 8- K, which is expected to be filed with the SEC on or about May 5, 2016.

About Excel Corporation

Headquartered in Irving, Texas, Excel Corporation provides integrated financial and transaction processing services to small and medium size merchants throughout the United States. We deliver our products and services through a national network of independent sales representatives, ISOs and agent banks. Excel's subsidiary, eVance Processing Inc., provides an integrated suite of payment processing services and payment solutions, including credit, debit and gift/reward card processing, with ACH and mobile payments solutions including Apple Pay® and similar Android-based applications. Merchants can choose from multiple payment gateway solutions for both "brick and mortar" and Internet-based businesses, hardwired or mobile. Excel subsidiary, Excel Business Solutions, provides our merchants with the money they need to grow, offering merchant cash advance and related business loan products designed to help their businesses grow.

Excel Corporation common stock is traded Over-The-Counter on the OTCQB under stock symbol: EXCC. Additional information about the Company can be found at www.ExcelCorpUSA.com.

Forward Looking Statements

All statements from Excel Corporation in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the PSLRA of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, among others, statements regarding the expected financial impact of the transaction with Chyp including expectations of lower operating costs, improved operating income and 2016 net income. For other factors that may cause our actual results to differ from those that are expected, see the information under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

Investors & Analysts Contact:
Robert L. Winspear

Chief Financial Officer
972.476.1000

info@ExcelCorpUSA.com